UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2018

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court

Houston, Texas 77056

(Address of Principal Executive Offices) (Zip Code)

(713) 627-5400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 17, 2018, Enbridge Energy Management, L.L.C. (“EEQ”) held a special meeting of its shareholders (the “EEQ Special Meeting”) to consider and vote on the proposals described below. At the close of business on November 5, 2018, the record date for the EEQ Special Meeting, there were 98,611,085 EEQ shares outstanding and entitled to vote at the EEQ Special Meeting. Pursuant to EEQ’s limited liability company agreement (the “EEQ LLC Agreement”), Enbridge Inc. (“Enbridge”) and its affiliates are not allowed to vote the approximately 11.5 million EEQ Listed Shares and approximately 7.4 EEQ Voting Shares owned by them with respect to the EEQ Merger Proposal (Proposal 1), the Waiver Proposal (Proposal 2) and the EEQ LLC Agreement Amendment Proposal (Proposal 3), each as defined below, and thus were not counted for purposes of establishing a quorum. Holders of 83,996,442 outstanding EEQ shares (including EEQ shares owned by Enbridge and its affiliates), and holders of 72,472,119 outstanding EEQ shares (excluding EEQ shares owned by Enbridge and its affiliates), representing a like number of votes, were present at the EEQ Special Meeting, either in person or by proxy, which number constituted a quorum.

At the EEQ Special Meeting, the EEQ shareholders considered and voted upon the following proposals (as described in detail in EEQ’s definitive proxy statement filed with the Securities and Exchange Commission on November 9, 2018):

•

Proposal 1: to approve the Agreement and Plan of Merger (the “EEQ Merger Agreement”), dated as of September 17, 2018, by and among EEQ, Enbridge, Winter Acquisition Sub I, Inc. and, solely for the purposes of Article I, Section 2.4 and Article X therein, Enbridge Energy Company, Inc. (the “EEQ Merger Proposal”).

•	Proposal 2: to waive Section 9.01(a)(v) of the EEQ LLC Agreement in connection with the merger provided for in the EEQ Merger Agreement (the “Waiver Proposal”).

•

Proposal 3: to adopt an amendment to the EEQ LLC Agreement (a form of which is attached as Exhibit A to the EEQ Merger Agreement) to increase certain voting rights to which the record holders of all of the outstanding EEQ Listed Shares are entitled (“EEQ LLC Agreement Amendment Proposal”).

•

Proposal 4: to approve the adjournment of the EEQ Special Meeting from time to time, if necessary to solicit additional proxies if there are not sufficient votes to approve the EEQ Merger Proposal, the Waiver Proposal or the EEQ LLC Agreement Amendment Proposal at the time of the EEQ Special Meeting (the “EEQ Adjournment Proposal”).

•

Proposal 5: to approve the Agreement and Plan of Merger (the “EEP Merger Agreement”), dated as of September 17, 2018, by and among Enbridge Energy Partners, L.P. (“EEP”), Enbridge Energy Company, Inc., EEQ, Enbridge, Enbridge (U.S.) Inc., Winter Acquisition Sub II, LLC and, solely for the purposes of Article I, Article II and Article XI therein, Enbridge US Holdings Inc., in order to determine how the EEP i-units will be voted at the special meeting in which the EEP unitholders will vote (the “EEP Special Meeting”) on the proposal to approve the EEP Merger Agreement (the “EEP Merger Proposal”).

•

Proposal 6: to approve the adjournment of the EEP Special Meeting from time to time, if necessary to solicit additional proxies if there are not sufficient votes to approve the EEP Merger Agreement at the time of the EEP Special Meeting, in order to determine how the EEP i-units will be voted at the EEP Special Meeting on the proposal to approve the EEP Merger Agreement (the “EEP Adjournment Proposal”).

Approval of the EEQ Merger Proposal (Proposal 1), the Waiver Proposal (Proposal 2) and the EEQ LLC Agreement Amendment Proposal (Proposal 3) required the affirmative vote of holders of a majority of the outstanding EEQ Listed Shares (other than EEQ Listed Shares held by Enbridge and its affiliates). The EEQ Adjournment Proposal (Proposal 4) required the affirmative vote of holders of a majority of the outstanding EEQ shares.

A tally of the voting results for each such proposal is set forth below. The vote tallies for Proposals 1-3 exclude Listed Shares owned by Enbridge and its affiliates.

Proposal 1: Approval of the EEQ Merger Proposal

Votes Approving	Votes Disapproving	Votes Abstaining
50,306,482	4,612,008	17,553,629

Proposal 2: Approval of the Waiver Proposal

Votes Approving	Votes Disapproving	Votes Abstaining
50,350,343	4,558,768	17,563,008

Proposal 3: Approval of the EEQ LLC Agreement Amendment Proposal

Votes Approving	Votes Disapproving	Votes Abstaining
50,333,335	4,591,041	17,547,743

Proposal 4: Approval of the EEQ Adjournment Proposal

Votes Approving	Votes Disapproving	Votes Abstaining
61,696,600	4,731,127	17,568,715

Proposal 5: Approval of the EEP Merger Proposal

Votes Approving	Votes Disapproving	Votes Abstaining
61,808,707	4,618,066	17,569,669

Proposal 6: Approval of the EEP Adjournment Proposal

Votes Approving	Votes Disapproving	Votes Abstaining
61,803,668	4,628,460	17,564,314

ITEM 8.01	Other Events.

On December 17, 2018, EEP and EEQ issued a joint press release announcing the results of the EEP Special Meeting and the EEQ Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of Enbridge Energy Partners, L.P. and Enbridge Energy Management, L.L.C., dated as of December 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C. (Registrant)

Date: December 18, 2018	By:	/s/ Allen C. Capps
Allen C. Capps Controller (Duly Authorized Officer)